As filed with the Securities and Exchange Commission on March 11, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEST BANCORPORATION, INC. (Exact name of Registrant as specified in its charter)
Iowa	42-1230603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 22nd Street
West Des Moines, Iowa 50266
(515) 222-2300

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Douglas R. Gulling, EVP & CFO
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266
(515) 222-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dennis V. Osimitz, Esq.
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, no par value
Preferred Stock, $0.01 par value Depositary shares (4)
Total:	$30,000,000	100%	$30,000,000	$3,483.00
____________

(1)
There are being registered hereunder such indeterminate number of shares of common stock, no par value, and preferred stock, par value $0.01 per share, as may from time to time be issued at indeterminate prices. The securities registered hereunder shall have an aggregate initial offering price for all securities not to exceed $30,000,000. Separate consideration may not be received for registered securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
Omitted as to each class of securities to be registered pursuant to Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) based on maximum aggregate offering price.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion

West Bancorporation, Inc.

$30,000,000

Common and Preferred Stock
________________

This prospectus relates to the potential offer and sale by us, in one or more offerings, of up to $30,000,000 of our common stock, no par value, which we refer to as the “common stock,” and our preferred stock, par value $0.01 per share, which we refer to as the “preferred stock." Our preferred stock may be issued either separately or represented by depositary shares. Any preferred stock or depositary shares issued may also be convertible into common stock or another series of preferred stock or depositary shares. We refer to the securities described by this prospectus as the “securities.” We will describe the specific terms of the securities that we offer in one or more supplements to this prospectus at the time of each offering.

We may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “WTBA.” On March 9, 2011, the closing price of our common stock was $7.45 per share. You are urged to obtain current market quotations of our common stock.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

West Bancorporation, Inc.'s principal executive offices are located at 1601 22nd Street, West Des Moines, Iowa, 50266, and the telephone number is (515) 222-2300.

The date of this prospectus is March 11, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the "Commission," using a shelf registration process on Form S-3. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update, or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” before you invest.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information and Incorporation by Reference.”

Each reference in this prospectus to “West Bancorporation, Inc.,” “West Bancorporation,” the “Company,” "we," "our," or "us" means West Bancorporation, Inc. and its subsidiary, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available, free of charge, over the Internet in the Investor Relations section of our website at http://www.westbankiowa.com or at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the SEC's public reference room. Information contained on our website is not a part of this prospectus.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we file as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act"):

•	Our annual report on Form 10-K for the year ended December 31, 2010; and

•
The description of our common stock contained in Item 11 of our amended registration statement on Form 10, filed April 11, 2002, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference reports we file in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can obtain those documents from our website at www.westbankiowa.com or request them in writing or by telephone at the following address or telephone number:

Secretary
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266
Phone: (515) 222-2300

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus and, if applicable, any prospectus supplements that are not historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include: statements made in our annual report on Form 10-K for the year ended December 31, 2010, and in other filings we file or furnish to the SEC, including, without limitation, statements with respect to the Company's growth and acquisition strategies, new products and services, and future financial performance, including statements with respect to earnings and dividends per share, return on average assets, return on average equity, efficiency ratio, and capital ratios. Forward-looking statements also include statements regarding the intent, belief, or current expectation of West Bancorporation, Inc. and its officers. Forward-looking statements include statements preceded by, followed by or that include forward-looking terminology such as “may,” “should,” “believes,” “expects,” “intends,” “anticipates,” “estimates,” or similar references or references to estimates or predictions. Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by our loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the SEC, the United States Department of the Treasury, the Federal Deposit Insurance Corporation, the Federal Reserve Board, and/or the Iowa Division of Banking; changes in the Treasury's Capital Purchase Program; customers' acceptance of the Company's products and services; and other factors disclosed under the caption "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2010, and in our subsequent filings with the SEC.

All forward-looking statements included or incorporated by reference in this prospectus and the applicable prospectus supplement are based on information available to us as of the date of this prospectus or the applicable prospectus supplement. We do not undertake to revise or update any forward-looking statements that may be made by or on behalf of us in this prospectus, any prospectus supplement or otherwise. Our actual results may differ materially from those contained in the forward-looking statements identified above. Factors which may cause such a material difference to occur include, but are not limited to, the risk factors referred to above.

PROSPECTUS SUMMARY

West Bancorporation, Inc.

West Bancorporation, Inc. (the “Company”) is an Iowa corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was organized and incorporated on May 22, 1984, under the laws of the State of Iowa. The Company owns 100 percent of the stock of one state-chartered banking subsidiary, West Bank, which operates primarily within the Des Moines and Iowa City, Iowa, metropolitan areas. The Company does not engage in any material business activities apart from ownership of its banking subsidiary. For the year ended December 31, 2010, West Bank generated over 99 percent of the Company's total revenue.

West Bank offers all basic types of credit to its customers including commercial, real estate, and consumer loans.  West Bank offers trust services typically found in a commercial bank with trust powers including the administration of estates, conservatorships, personal trusts, and agency accounts.  West Bank also originates residential mortgages that are primarily sold in the secondary market.  In addition, West Bank offers a full range of deposit services including checking, savings, money market accounts, and time certificates of deposit.  All of West Bank's deposit accounts are FDIC insured up to the maximum amount determined by law.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “WTBA.” The principal executive offices of West Bancorporation, Inc. are located at 1601 22nd Street, West Des Moines, Iowa, 50266, and the telephone number is (515) 222-2300. The Company's website address is www.westbankiowa.com. Information contained on the Company's website is not a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity, or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

•
repurchase or redemption of our securities, including the Series A Preferred Stock described below or the warrants to purchase our common stock, which were issued by us to the United States Treasury, or "UST," in 2008;

•	repayments or refinancing of debt;

•	working capital;

•	capital expenditures; and

•	acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table reflects our ratios of earnings (loss) to fixed charges for the periods indicated as set forth in the table below. The ratio of earnings (loss) to fixed charges is computed by dividing (1) income (loss) before income taxes from continuing operations and fixed charges by (2) total fixed charges. For purposes of computing these ratios, earnings (loss) represents income (loss) before income taxes from continuing operations and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits), whether expensed or capitalized, and an appropriate portion of rentals (generally one-third) deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

	Year Ended December 31
	2010	2009	2008	2007	2006
Ratio of earnings (loss) to fixed charges:
Including Interest on Deposits	1.96	0.54	1.27	1.60	1.68
Excluding Interest on Deposits	3.97	(0.62)	1.84	2.87	3.94

Ratio of earnings (loss) to fixed charges and preferred dividends:
Including Interest on Deposits	1.79	0.51	1.27	1.60	1.68
Excluding Interest on Deposits	3.09	(0.50)	1.84	2.87	3.94

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus our common stock or our preferred stock. Our preferred stock may be issued either separately or represented by depositary shares. Any preferred stock or depositary shares issued may also be convertible into common stock or another series of preferred stock or depositary shares.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We have summarized the material terms and provisions of our capital stock in this section. We have also filed our restated articles of incorporation, as amended, and our bylaws with the SEC and have incorporated them herein. You should read our restated articles of incorporation, as amended, and our bylaws for additional information before you buy any securities.

Authorized Capital Stock

Under West Bancorporation's restated articles of incorporation, as amended, West Bancorporation has the authority to issue 50 million shares of common stock, no par value per share, and 50 million shares of preferred stock, $0.01 par value per share. Of the 50 million shares of preferred stock, 36,000 have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which we refer to as the "Series A Preferred Stock." As of the date of this prospectus, 17,403,882 shares of common stock were issued and outstanding, and 36,000 shares of Series A Preferred Stock were issued and outstanding. In conjunction with the issuance of the Series A Preferred Stock to the UST, a common stock warrant exercisable for 474,100 shares of common stock was issued and is exercisable on or before December 31, 2018.  The warrant entitles the UST to purchase 474,100 shares of common stock at $11.39 per share.

Common Stock

General. We may issue and offer shares of our common stock. Shares of common stock that we may issue will be validly issued, fully paid, and non-assessable.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. The holders of common stock are not entitled to cumulative voting rights. The Iowa Business Corporation Act, which we refer to as the “IBCA,” requires a plurality of all votes cast at a meeting at which a quorum is present to elect directors. For most other shareholder votes, the IBCA and our bylaws provide that an action is approved if the votes cast in favor of the action exceed the votes cast opposing the action at a meeting at which a quorum is present, unless our restated articles of incorporation, as amended, our bylaws, or the IBCA provide otherwise.

Dividends. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment of dividends, subject to any preferential rights of any outstanding preferred stock, including the Series A Preferred Stock.

Liquidation. In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in all assets remaining for distribution to shareholders, subject to any preferential rights of any outstanding preferred stock, including the Series A Preferred Stock.

Other Rights. Except as set forth in any written agreement between us and any shareholder, holders of our common stock have no preemptive or other subscription rights, and the shares of common stock are not subject to further calls or assessment by us. There are no conversion rights or sinking fund provisions applicable to the shares of our common stock.

Listing. The outstanding shares of our common stock are listed on the Nasdaq Global Select Market under the symbol “WTBA.”

Series A Preferred Stock

General. All of the shares of Series A Preferred Stock were issued to the UST on December 31, 2008.  Holders of Series A Preferred Stock are not entitled to any preemptive rights.

Dividends Payable on Shares of Series A Preferred Stock. The Series A Preferred Stock will pay cumulative compounding dividends quarterly in arrears of 5% per year until the fifth anniversary of the issuance of the Series A Preferred Stock, and 9% thereafter. The dividend payment dates are each February 15, May 15, August 15, and November 15. We have paid all dividends payable on the dividend payment dates through February 15, 2011.

Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as our board of directors or any duly authorized committee of our board of directors determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If our board of directors determines not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to provisions of the IBCA relating to the payment of dividends.

Priority of Dividends. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•
at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution, or winding-up of West Bancorporation, Inc.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or any other class or series of Company stock ranking junior to the Series A Preferred Stock, which we refer to as “junior stock,” other than a dividend payable solely in shares of our common stock, or any class or series of Company stock that does not expressly rank junior or senior to the Series A Preferred Stock, which we refer to as “parity stock.”  We and our subsidiary also may not purchase, redeem, or otherwise acquire for consideration any shares of our common stock or junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•
purchases, redemptions, or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan and consistent with past practice up to the increase in diluted shares outstanding resulting from the grant, vesting, or exercise of equity-based compensation;

•
purchases or other other acquisitions by broker-dealer subsidiaries of West Bancorporation, Inc. solely for the purpose of market-making, stabilization, or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•
purchases or other acquisitions by broker-dealer subsidiaries of West Bancorporation, Inc. for resale pursuant to an offering by West Bancorporation, Inc. of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders' rights plan or repurchases of rights pursuant to any shareholders' rights plan;

•
acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not West Bancorporation, Inc. or a subsidiary of West Bancorporation, Inc., including as trustee or custodian; and

•
the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 31, 2008, or any subsequent agreement for the accelerated exercise, settlement, or exchange thereof for common stock.

We have agreed with the UST that if we repurchase shares of Series A Preferred Stock from a holder other than the UST, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the UST on the same terms.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefore falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock, or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock will not be entitled to participate in any such dividend. However, we have agreed with the UST that prior to the earlier of December 31, 2011, and the date on which the Series A Preferred Stock has been redeemed in full or transferred by the UST, we must obtain the consent of the UST to declare or pay dividends on our common stock, other than quarterly cash dividends in an amount not more than our last quarterly cash dividend per share declared prior to October 14, 2008 ($0.16 per share).

Redemption. Subject to the discussion below of the American Recovery and Reinvestment Act of 2009, the Series A Preferred Stock may not be redeemed prior to February 15, 2012, unless we have received aggregate gross proceeds from one or more Qualified Equity Offerings (as defined below) of at least $9,000,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such Qualified Equity Offerings.  A “Qualified Equity Offering” is a sale and issuance for cash by us, to persons other than West Bancorporation, Inc. or its subsidiary after December 31, 2008, of shares of perpetual preferred stock, common stock, or a combination thereof, that in each case qualify as Tier 1 Capital of West Bancorporation, Inc. at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified Equity Offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities, and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund, or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

The American Recovery and Reinvestment Act of 2009, in section 7001, effective February 17, 2009, allows us to redeem Series A Preferred Stock as follows:

“Subject to consultation with the appropriate Federal banking agency (as that term is defined in section 3 of the Federal Deposit Insurance Act), if any, the Secretary shall permit a TARP recipient to repay assistance previously provided under the TARP to such financial institution, without regard to whether the financial institution has replaced such funds from any other source or to any waiting period, and when such Series A Preferred Stock is redeemed the Secretary shall liquidate warrants associated with such Series A Preferred Stock at the current market price.”

Shares of Series A Preferred Stock that are redeemed, repurchased, or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares ranking, as to that distribution, equally with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and such other stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and such other stock, the holders of our common stock and any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange, or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights. Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately, and the number of authorized directors of West Bancorporation, Inc. will be reduced by two. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of the shareholders required by law or by our restated articles of incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for validating:

•
any amendment or alteration of our restated articles of incorporation, as amended, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution, or winding up of West Bancorporation, Inc.;

•
any amendment, alteration, or repeal of any provision of our restated articles of incorporation, as amended, so as to adversely affect the rights, preferences, privileges, or voting powers of the Series A Preferred Stock; or

•
any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of West Bancorporation, Inc. with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if West Bancorporation, Inc. is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges, and voting powers that are not materially less favorable than the rights, preferences, privileges, or voting powers of the Series A Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder's shares of Series A Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Preferred Stock

General. We may offer shares of any series of preferred stock that we may designate and issue in the future. Under our restated articles of incorporation, as amended, our board of directors has the authority to classify the unissued shares of preferred stock into one or more series of preferred stock and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the terms, including the preferences, rights, and limitations, of such series. In particular, our board of directors has authority with respect to each series of preferred stock to determine the distinctive designation of the series, dividends, terms of redemption, liquidation amount, the terms and amount of any sinking fund, right of conversion, or exchange and voting rights of the holders of the shares of the series. Our board of directors may from time to time decrease the number of shares of any series of preferred stock by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and restoring such unissued shares to the status of authorized but un-issued shares of preferred stock.

Any shares of preferred stock that we may issue will be validly issued, fully paid, and non-assessable.

Preferred Stock Offered Hereby. If we offer preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:

•	the distinctive designation of the series and the number of shares that constitute the series;

•
the dividend rate, if any, of the series, the conditions and dates upon which any dividends shall be payable, the relation which the dividends payable on the series shall bear to the dividends payable on any other class or classes of stock or any other series of preferred stock, and whether the dividends shall be cumulative, non-cumulative, or partially cumulative;

•
whether the shares of the series shall be subject to redemption by the Company and whether such redemption is at the option of the Company, the holders of the shares of the series, or any other person and, if made subject to redemption, the times, prices, and other terms and conditions of the redemption;

•
the rights of the holders of the shares of the series upon the dissolution of, or upon the distribution of assets of the Company, and the amount payable on the shares of the series in the event of voluntary or involuntary liquidation of the Company;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

•
whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of stock of the Company and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of the conversion or exchange;

•	the extent of any preemptive rights to which the holders of the shares of the series will be entitled;

•	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

•	whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

•	federal income tax considerations; and

•	the other material terms, rights and privileges, and any qualifications, limitations, or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the articles of amendment relating to a series of preferred stock which will be filed with the SEC.

Depositary Shares. We may elect to offer fractional shares of preferred stock rather than full preferred shares. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we offer depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred shares to which the depositary shares relate.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.

Transfer Agent and Registrar

IST Shareholder Services (formerly Illinois Stock Transfer Company) is the transfer agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the transfer agent and registrar for each series of preferred stock will be IST Shareholder Services.

Iowa Law and Certain Articles and Bylaws Provisions; Anti-Takeover Measures

Certain provisions of our restated articles of incorporation, as amended, and our bylaws and the IBCA may delay or make more difficult acquisitions or changes of control of West Bancorporation, Inc. not approved by our board of directors. These provisions may also make it more difficult for third parties to replace our current management without the concurrence of our board of directors. In addition, Federal Reserve Board approval is required for certain acquisitions of our common stock or other voting stock. All of these provisions could have the effect of discouraging third parties from making proposals that shareholders may otherwise consider to be in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of common stock.

Size of Board of Directors and Special Meetings. Our bylaws provide that our board of directors will consist of not less than five or more than fifteen directors, the number of which may be established within such limits by the affirmative vote of a majority of our board of directors. Special meetings of our shareholders may be called by our board of directors or our president or upon the demand, in accordance with the procedures set forth in the bylaws, of the holders of record of shares representing at least 50% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. These provisions may have the effect of making it difficult for a potential acquirer to gain control of our board of directors.

Filling Vacancies on Board of Directors. Our bylaws provide that any newly created directorship resulting from an increase in the number of directors and any other vacancy on our board of directors, however caused, shall be filled by the affirmative vote of a majority of the remaining directors, at any regular or special meeting of the board of directors called for that purpose at which a quorum is present. Any director so elected to fill any vacancy in our board of directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of our shareholders and until his or her successor shall be elected and qualified. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock issued shall have the right, voting separately by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorship shall be governed by the terms of the restated articles of incorporation, as amended.

Authorized and Unissued Stock. Our board of directors has the right to cause us to issue authorized and unissued shares of common stock and preferred stock from time to time, without shareholder approval, but subject to the rules of the Nasdaq Global Select Market. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions. The board of directors' power to approve the issuance of preferred stock could, depending on the terms of such stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Similarly, the board of directors' existing ability to issue additional shares of our common stock could, depending upon the circumstances of their issue, either impede or facilitate the completion of a merger, tender offer or other takeover attempt, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at higher than prevailing market prices. For example, the issuance of new shares might impede a business combination if they were issued in connection with a rights plan or if the terms of those shares include series voting rights which would enable the holder to block business combinations. Alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Other Constituencies. Under Section 490.1108A of the IBCA, in determining what he or she believes to be in the best interests of West Bancorporation, Inc. when considering an acquisition, merger or similar proposal, a director may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, creditors, customers, the communities in which we operate as well as “long-term [and] short-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation.” The IBCA also provides that “[c]onsideration of any or all of the community interest factors is not a violation of the business judgment rule or of any duty of the director to the shareholders, or a group of shareholders, even if the director reasonably determines that a community interest factor or factors outweigh the financial or other benefits to the corporation or a shareholder or group of shareholders.” This provision may have anti-takeover effects in situations where the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.

Iowa Anti-Takeover Statutes. Section 490.624A authorizes an Iowa corporation to issue stock rights or options in connection with a defense against a hostile acquisition. Such defense is commonly called a “Shareholder Rights Plan.” Iowa law specifically allows the corporation to issue stock rights or options with restrictions. Generally, a Shareholder Rights Plan allows a corporation to issue stock rights or options on favorable terms upon the consummation of a merger or similar transaction. The rights or options are issued to outstanding stockholders and may be canceled or redeemed by the board of directors for a nominal sum. If not canceled or redeemed, those rights or options can make a takeover unduly expensive. Consequently, a Shareholder Rights Plan has the effect of encouraging an acquirer to negotiate with our board of directors on a potential sale.

Section 490.1110 of the IBCA, which governs business combinations, prohibits an Iowa corporation whose shares are publicly traded, from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless (1) the board of directors approved the business combination or the transaction prior to the date on which the person became an interested shareholder; (2) the interested shareholder acquired more than 85% of the corporation's outstanding stock in the transaction which resulted in the shareholder becoming an interested shareholder; or (3) is approved by the board of directors and shareholders holding at least 66 2/3% of voting stock not owned by the interested shareholder. For purposes of the Iowa business combination statute, a “business combination” includes (a) a merger or share exchange; (b) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets equal to at least 10% of the aggregate market value of the assets or outstanding stock of the corporation; (c) the issuance of stock or rights to purchase stock, unless the stock was issued or transferred pursuant to the exercise of warrants, rights, or options made proportionately to all shareholders; (d) other enumerated transactions involving an interested shareholder if the effect is to increase the proportionate share of the outstanding stockholder; and (e) receipt by the interested shareholder of the benefits of a loan, advance, guarantee, pledge, or other financial assistance provided by or through the corporation or subsidiary, unless the benefit is received proportionately by all shareholders. Under the Iowa business combination statute, an “interested shareholder” is a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within three years prior to the date in question.

Federal Law Restrictions. The Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company, such as West Bancorporation, Inc., unless:

•	the Federal Reserve Board has been given 60 days prior written notice of the proposed acquisition; and

•
within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for an additional 30 days the period during which such a disapproval may be issued or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as West Bancorporation, Inc., would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding voting stock. If the acquirer is a bank holding company, this approval is required before acquiring 5% of our outstanding common stock. Obtaining “control” over West Bancorporation, Inc. would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of any class of voting securities of a bank holding company;

•	the ability to elect a majority of the bank holding company's directors; or

•	the ability otherwise to exercise a controlling influence over the bank holding company's management and policies.

In evaluating an application for acquiring control over West Bancorporation, Inc., the Federal Reserve Board would consider a number of factors, including whether the acquisition would lessen competition, the financial and managerial resources of the applicant and West Bancorporation, Inc., and the competence, experience, and integrity of the officers, shareholders, and directors of the applicant. Additionally, under the Bank Holding Company Act, an entity which acquires control of a bank holding company, such as West Bancorporation, Inc., would have its activities limited to those financial activities which are closely related to banking.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise indicated in the applicable prospectus supplement, the securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing, and other employee benefit plans that are subject to Title I of the Employee Retirement Security Act of 1974, as amended, which we refer to as “ERISA,” (ii) plans, accounts, and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” or provisions under federal, state, local, non-U.S., or other laws or regulations that are similar to any of the provisions of Part 4, Subtitle B, Title I of ERISA or Section 4975 of the Code, which we refer to as “Similar Laws,” and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts, or arrangements, which entities sometimes refer to as "plan assets entities." Section 406 of ERISA and Section 4975 of the Code prohibit plans, accounts, and other arrangements described above that are subject to such laws from engaging in specified transactions (directly or indirectly and including transactions engaged in by a plan assets entity) with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans, accounts, and arrangements. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory, class, or administrative exemption. A fiduciary of any such plan, account, or arrangement must determine that the purchase and holding of an interest in the securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the West Bancorporation securities (the “Offered Securities”). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that DTC's participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC's records. The ownership interest of each actual purchaser of each Offered Security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase.

Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.

To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults, and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer the such participant's interest in the Offered Securities, on DTC's records, to such agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Offered Securities to such agent's DTC account.

DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.

The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company does not take any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the securities inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may disclose:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions, and other items constituting underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we may transfer the securities by other means not described in this prospectus.

General

Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or any profits they receive on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents, or dealers and describe their commissions, fees, or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

Sale Through Underwriters or Dealers

If we use underwriters in a sale, they will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed, or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may choose to sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers, and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers, and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange. Any underwriters that are used in the sale of securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with the sale of the securities or otherwise, we may enter into one or more, or a combination of, hedging transactions with financial institutions, which we refer to as “counterparties,” in which we:

•	enter into transactions involving short sales of the securities by counterparties; or

•	sell securities short themselves and redeliver such securities to close out their short positions.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for West Bancorporation, Inc. by Ahlers & Cooney, P.C., Des Moines, Iowa.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from West Bancorporation, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of West Bancorporation, Inc.'s internal control over financial reporting, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$3,483
Printing fees and expenses	*
Legal fees and expenses	*
Accountants' fees and expenses	*
Miscellaneous expenses	*
Total	$ *
____________

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Indemnification: Limitation of Liability. The restated articles of incorporation, as amended, provide that each person who is a party or threatened to be made a party to actions by reason of the fact that the person is a director or officer of the corporation to be indemnified and held harmless by the corporation to the fullest extent authorized by the IBCA, subject to certain exceptions. The restated articles of incorporation, as amended, permit the corporation to provide indemnification against all expenses, liability, and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in settlement), reasonably incurred by the director or officer.

Section 490.852 of the IBCA requires a corporation to indemnify a director to the extent that he or she has been “wholly successful on the merits or otherwise” in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation for reasonable expenses. Section 490.851 of the IBCA governs “permissive indemnification” of corporate directors and officers. It generally authorizes indemnification if the director acted: (1) in good faith, and (2) if the conduct was in the individual's “official capacity” with the corporation it must have been with the reasonable belief that the actions were in the best interests of the corporation. If the action was not in the “official capacity” with the corporation, the director must have reason to believe that the conduct was “at least not opposed to the best interests of the corporation.” As far as criminal proceedings, the director or officer must have had “no reasonable cause to believe [his] conduct was unlawful.”

The restated articles of incorporation, as amended, also provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except for liability (1) for breach of the director's duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a transaction from which the director derives an improper personal benefit, or (4) for unlawful distributions under the IBCA.

As permitted by the restated articles of incorporation, as amended, the corporation has purchased a directors' and officers' liability insurance policy that insures all directors and officers, among other things, against certain liabilities that may arise under the Securities Act.

Item 16. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1)
3.1	Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Form 10 filed on March 11, 2002.)
3.2
Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 24, 2008 (incorporated herein by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on December 31, 2008.)

3.3
Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 24, 2008, designating the terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K filed on December 31, 2008.)

3.4
Bylaws of the Company as amended through October 17, 2007 (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 (No. 333-157027) filed on January 30, 2009.)

4.1	Form of amendment to the Articles of Incorporation for preferred stock (together with preferred stock certificate) (1)
4.2
Letter agreement, dated December 31, 2008, between the Company and the UST, which includes the Securities Purchase Agreement attached thereto (incorporated herein by reference to the Company's Current Report on Form 8-K filed on December 31, 2008.)

5.1	Opinion of Ahlers & Cooney, P.C.
12.1	Statement regarding computation of ratio of earnings (loss) to fixed charges and preferred dividends
23.1	Consent of McGladrey & Pullen, LLP
23.2	Consent of Ahlers & Cooney, P.C. (set forth in Exhibit 5.1)
24.1	Powers of attorney

(1)	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings.

a.	The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii), and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertake that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(7)    That, for purposes of determining any liability under the Securities Act:

(i)    the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)    each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions discussed in Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on March 11, 2011.

WEST BANCORPORATION, INC.
(Registrant)

March 11, 2011	By:	/s/ David D. Nelson
David D. Nelson
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

March 11, 2011
	By:	/s/ David D. Nelson
David D. Nelson
Director, Chief Executive Officer, and President
(Principal Executive Officer)

March 11, 2011
	By:	/s/ Douglas R. Gulling
Douglas R. Gulling
Director, Executive Vice President, and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

DIRECTORS:

Frank W. Berlin, Thomas A. Carlstrom, Joyce A. Chapman, Orville E. Crowley, Kaye R. Lozier, David R. Milligan, George D. Milligan, James W. Noyce, Robert G. Pulver, Jack G. Wahlig, Connie Wimer, and Brad L. Winterbottom.

By:	/s/ David D. Nelson	March 11, 2011
David D. Nelson, As Attorney-in-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1)
3.1	Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Form 10 filed on March 11, 2002.)
3.2
Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 24, 2008 (incorporated herein by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on December 31, 2008.)

3.3
Articles of Amendment to the Restated Articles of Incorporation filed with the Iowa Secretary of State on December 24, 2008, designating the terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K filed on December 31, 2008.)

3.4
Bylaws of the Company as amended through October 17, 2007 (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 (No. 333-157027) filed on January 30, 2009.)

4.1	Form of amendment to the Articles of Incorporation for preferred stock (together with preferred stock certificate) (1)
4.2
Letter agreement, dated December 31, 2008, between the Company and the UST, which includes the Securities Purchase Agreement attached thereto (incorporated herein by reference to the Company's Current Report on Form 8-K filed on December 31, 2008.)

5.1	Opinion of Ahlers & Cooney, P.C.
12.1	Statement regarding computation of ratio of earnings (loss) to fixed charges and preferred dividends
23.1	Consent of McGladrey & Pullen, LLP
23.2	Consent of Ahlers & Cooney, P.C. (set forth in Exhibit 5.1)
24.1	Powers of attorney

(1)	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.